Exhibit 99


                                                              KOGER EQUITY, INC.
                                              225 NE Mizner Boulevard, Suite 200
                                                       Boca Raton, Florida 33432

                                                                            NEWS

         Trammell Crow Company to Manage and Lease The Lakes on Post Oak

     BOCA RATON, Fla.--Feb. 3, 2003--Koger Equity (NYSE:KE) today announced that it has selected Trammell Crow Company to provide management and leasing services for The Lakes on Post Oak in Houston, Texas (the "Property").

     The Property is comprised of three office buildings containing 1.2 million square feet of rentable space and is located on Post Oak Boulevard in the prestigious Galleria/West Loop submarket.

     Thomas J. Crocker, President and CEO of Koger Equity, said, "We are delighted to partner with Trammell Crow Company in the management and leasing of The Lakes on Post Oak. Trammell Crow Company has long been recognized as a leading provider of commercial real estate services and will quickly bring their very significant resources to bear on this important and strategic asset." Mr. Crocker went on to say, "We are in the initial stages of implementing our $12 million capital spending program which will refurbish and modernize the Property by the end of 2003 and will be followed by an aggressive marketing and leasing program. The Property's suburban in-fill characteristics combined with our comparatively low basis blends extremely well with Koger's long-term investment strategy."

     Patrick Hicks, Managing Director, Trammell Crow Company added, "Reassembling these buildings under one ownership will immediately enhance the Property's position in the marketplace. Koger is bringing a fresh approach to both the Property and this marketplace and Trammell Crow Company is excited to work with Koger on this important opportunity."

     Certain matters discussed in this press release may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Koger Equity, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions; there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are set forth as risk factors in the company's SEC reports and filings, including its annual report on Form 10-K. Forward-looking statements are not guarantees of performance. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

     Koger Equity, Inc. owns and operates 124 office buildings, containing 8.93 million rentable square feet, primarily located within 16 suburban office projects in nine cities in the Southeastern United States and Houston, Texas.

     Additional information about Koger is available upon request to Investor Relations, 225 NE Mizner Blvd., Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037, or visit Koger's website at WWW.KOGER.COM.

     Trammell Crow Company's Houston office handles approximately 23 million square feet of industrial, office and retail space. It has a staff of approximately 140 employees and is located at 1360 Post Oak Blvd., Suite 1800, Houston, Texas, (713) 963-1000.

     Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the United States. In offices throughout the United States and Canada, Trammell Crow Company is organized to deliver building management, brokerage, project management, and development and investment services through its Global Services Group and Development & Investment Group to both investors in and users of commercial real estate. The company delivers services in Europe and Asia through its strategic alliance with Savills plc, a leading property services company based in the United Kingdom, and the jointly owned outsourcing company Trammell Crow Savills Limited. In addition, the company has offices in Chile, Argentina, Brazil and Mexico. Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol "TCC" and is located on the World Wide Web at WWW.TRAMMELLCROW.COM

CONTACT: Koger Equity, Inc., Boca Raton
Randy Martin
561/395-9666